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                                 EXHIBIT 21.1
                             List Of Subsidiaries


Subsidiary                                              State Of Organization
----------                                              ---------------------
Belterra Resort Indiana, LLC                               Nevada
Biloxi Casino Corp.                                        Mississippi
Boomtown Hotel & Casino, Inc.                              Nevada
Boomtown, Inc.                                             Delaware
Casino Magic Bueros Aires, SA                              Argentina
Casino Magic Corp.                                         Minnesota
Casino Magic Europe, BV (Netherlands)                      Europe
Casino Magic Helles, SA (Greece)                           Europe
Casino Magic Management Services Corp.                     Minnesota
Casino Magic Neuquen SA                                    Argentina
Casino Magic of Louisiana, Corp.                           Louisiana
Casino Magic Support Services SA                           Argentina
Casino One Corporation                                     Mississippi
Casino Parking, Inc.                                       Mississippi
Crystal Park Hotel and Casino Development Company, LLC     California
HP/Compton, Inc.                                           California
Louisiana Gaming Enterprises, Inc.                         Louisiana
Louisiana - I Gaming                                       Louisiana
Ogle Haus, LLC                                             Indiana
PNK (Lake Charles), LLC                                    Louisiana
Realty Investment Group, Inc.                              Delaware
St. Louis Casino Corp.                                     Missouri